Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is dated and made effective as of the 15th day of September 2021 (“Execution Date”), by and between CREEK ROAD MINERS, INC., a Delaware corporation, hereinafter referred as, “Seller”), and JCE INVESTMENTS, LLC, a Tennessee limited liability company (hereinafter referred to as, “Purchaser”).

WHEREAS, Seller owns 100% of the membership interests of Jevo Holdings, LLC, a California limited liability company (the “Company”) (hereinafter referred to as the, “Membership Interest”); and

WHEREAS, Seller desires to sell 100% of the Membership Interest, and Purchaser desires to purchase, 100% of the Membership Interest from the Seller on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1 Sale of the Membership Interest. Purchaser agrees to buy from Seller and Seller agrees to sell to Purchaser the Membership Interest at the Closing (as defined below) on the terms and subject to the conditions set forth in this Agreement.

1.2 Purchase Payment. In exchange for the Membership Interest and in full payment therefor, Purchaser shall pay One Million Five Hundred Thousand Dollars ($1,500,000) at the Closing.

1.3 Closing. The closing of the transaction described in this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement.

1.4 Documents to be Delivered.

(a) At the Closing, each Seller shall deliver the following documents to Purchaser:

(i) an assignment of membership interest representing the Membership Interest purchased from such Seller;

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(ii) a Certificate of Good Standing for the Company, issued by the requisite authority in California no more than 30 days prior to the date hereof;

(iii) a copy of the Certificate of Formation of the Company;

(iv) all books and records of the Company;

(v) all passwords, passcodes, pin numbers and any similar information required to access any and all Company bank accounts;

(vi) access to any and all financial records; and

(vii) such other documents relating to the transactions contemplated by this Agreement as Purchaser or its counsel may reasonably request (the foregoing are collectively referred to hereinafter as the “Seller Closing Documents”).

(b) At the Closing, Purchaser shall deliver the following documents:

(i) evidence of the wire payments of the Cash Purchase Price;

(ii) an executed counterpart signature to the amended operating agreement for the Company; and

(iii) such other documents relating to the transactions contemplated by this Agreement as Seller or its counsel may reasonably request (the foregoing are collectively referred to hereinafter as the “Purchaser Closing Documents”).

1.5 Further Assurances. From and after the date hereof, the parties shall, without further cost or expense to the other, duly execute, acknowledge and deliver such further documents and take such other actions and give such other assurances as the other may reasonably request in order to effectuate the transactions contemplated hereby.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS

For purposes of this Agreement, “knowledge” means the conscious awareness of the party making the representation. Seller hereby represent and warrants to Purchaser that, as of the date hereof:

2.1 Organization and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of California. The Company has the requisite corporate power and authority to own its assets, to carry on its business as presently conducted.

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2.2 Due Authorization. The transfer of the Membership Interest to the Purchaser has been duly authorized by all requisite action of the Company and its members. The terms of this Agreement do not contravene the terms of the Company’s Certificate of Formation, Limited Liability Company Agreement, or any material agreement or instrument to which the Company is a party or by which it is bound.

2.3 Interests Outstanding. Seller owns 100% of the Membership Interest and no third party has any ownership, claim, lien or economic interest in the Company either as a shareholder, member or otherwise. The Company has not granted or issued, or agreed to grant or issue, any option, warrant or other commitment to issue or to acquire any Membership Interest or any securities giving any person any right to acquire from the Company or sell to the Company any Membership Interest. The Company has no subsidiaries and no direct or indirect ownership interest (by way of stock ownership or otherwise) in any other firm, corporation, partnership, limited liability, association or business enterprise.

2.4 Title to Membership Interest. The Membership Interest have been duly issued and are fully vested in Seller; and Seller has the right to sell, assign and transfer the Membership Interest pursuant to this Agreement, and the Membership Interest transferred pursuant to this Agreement constitute all of Seller’s right, title, and interest as a member of the Company. Seller has the power to enter into and perform this Agreement and this Agreement constitutes a valid, binding and enforceable obligation of Seller. Seller has and at the Closing will convey to Purchaser good and clear record and marketable title to the Membership Interest, free and clear of all encumbrances, including without limitation, liens, claims, security interests, judgements voting trusts or shareholder agreements, proxies and marital or community property interests. Seller has not heretofore transferred, assigned, encumbered, or granted a security interest in the Membership Interest, nor assigned the proceeds due Seller therefrom.

2.5 Title to Company Property. The Company has good and valid title to all of its assets, tangible and intangible.

2.6 No Conflicts. To Seller’ knowledge, the execution and delivery of this Agreement will not violate any provision of law and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party.

2.7 Legal Proceedings. The Company is not a party to, or (to the Company’s knowledge) threatened to be made a party to, any legal action or proceeding before any judicial, administrative, or arbitral forum. The Company has not received any notice or other communication (whether oral or written) from any governmental authority regarding any actual or potential violation of any applicable law, regulation or order alleged to have been committed by the Company. The Company is not subject to any judgement, order or decree by any court, agency or other governmental instrumentality which materially affects the conducts of the Company’s business.

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2.8 Payment of Taxes. Seller has paid, or will pay in due course, in full, all taxes due for periods prior to the Closing and any interest and penalties with respect thereto (including without limitation all federal, state and city profits, income, sales, use, occupation, property, excise, social security, withholding, unemployment insurance, licenses and other taxes required to be paid by the Company in connection with the business), have duly and timely filed or will file in due course, all tax returns and tax reports required to be filed in connection with the business for periods prior to the Closing.

2.9 Material Adverse Events. To Seller’ actual knowledge, the Company has not, since the date of delivery of the financial records of the Company to Purchaser, committed or experienced any act or event outside the normal course of the business and there have been no material adverse events that would cause the information contained in the financial records to become materially untrue or misleading.

2.10 Company Records. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of members thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company, as previously made available to Purchaser, accurately reflect the assets, liabilities, business, financial condition, and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

2.11 Executory Contracts. All executory contracts of the Company, to the extent unperformed or undelivered prior to Closing, are in full force and effect, without any existing default, arrearage or event of default by the Company, and are enforceable according to their respective terms and no claim, suit or proceeding has been initiated or threatened with respect to or relating to any or all such contracts.

2.12 Customer Records. The Seller has not disclosed and will not hereafter disclose any substantial portion of the information set forth in the Company’s customer records or files to any other person, entity or firm, except as may be required by law.

2.13 Undisclosed Liabilities. To Seller’ knowledge, the Company does not have any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether now due or to become due), including any liability for taxes, except for: (a) liabilities set forth on Schedule 2.13 attached hereto; and (b) liabilities that have arisen in the ordinary course of business subsequent to such date on which the Purchaser reviewed the financial information of the Company.

2.14 Accounts Receivable; Orders; Contracts. All proceeds received by, to be received by in the future, or accrued to but not yet received by, the Company or the Seller, as the result of any customer orders or contracts of the Company, originated, placed and/or executed after Execution Date, shall be deposited into a Company bank account and shall be the property of the Company and Seller shall not receive the benefit therefrom. Seller warrant that any and all such orders or contracts, as of the date hereof, are listed on Schedule 2.14 attached hereto.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that, as of the date hereof:

3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has all requisite limited liability company power and authority to own, operate and lease the properties and assets the Purchaser now owns, operates and leases and to carry on the Purchaser’s business as currently conducted. The Purchaser is duly qualified to transact business as a corporation and is in good standing in the jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Purchaser or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect. The Purchaser has previously made available to the Company complete and correct copies of its certificate of formation and all amendments thereto as of the date hereof (certified by the Secretary of State of Delaware as of a recent date).

3.1 Authorization. The Purchaser has full limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser have been duly and validly authorized and approved by all necessary limited liability company action on the part of the Purchaser. This Agreement constitutes the legal and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in Law).

3.2 Solvency; Sufficiency of Funds. Upon consummation of the transactions contemplated in this Agreement, Purchaser will not (a) be insolvent, (b) have incurred debts beyond his ability to pay such debts as they mature, or (c) have liabilities in excess of the reasonable market value of his assets. Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to meet its obligations and to consummate the transactions contemplated in this Agreement.

3.3 Independent Investigation. Purchaser has conducted his own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that he has been provided adequate access to the personnel, assets, books and records, and all other documents and data of the Company for such purpose.

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3.4 Consents and Approvals; No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the certificate of formation or operating agreement of the Purchaser; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Purchaser is a party, or by which it or its properties or assets may be bound, or result in the creation of any Lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Purchaser pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a material adverse effect; (iii) violate or conflict with any Law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency, association, organization or authority applicable to the Purchaser or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a material adverse effect; or (iv) require, on the part of the Purchaser, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a material adverse effect.

3.5 Brokers; Payments. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE 4

CONDITIONS

4.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, in all respects, as of the Closing, of the following conditions (any or all of which Purchaser, in its sole discretion, may waive):

(a) Representations and Warranties; Covenants. The representations and warranties of Seller made herein shall be true and correct in all material respects at and as of the Closing, as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and Seller shall have fully performed all of the obligations required to be performed by such Party hereunder prior to the Closing.

(b) Closing Documents. At the Closing, each of the Seller shall have delivered or caused to be delivered to Purchaser all of the Seller Closing Documents.

4.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment in all material respects as of the Closing of the following conditions (any or all of which Seller may waive):

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(a) Representations and Warranties; Covenants. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects at and as of the Closing, as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and Purchaser shall have fully performed all of the covenants required to be performed by Purchaser hereunder prior to the Closing.

(b) Closing Documents. At the Closing, Purchaser shall have delivered to Seller the Purchaser Closing Documents.

ARTICLE 5

INDEMNIFICATION

5.1 Indemnification by Seller. Seller shall indemnify, defend, and hold harmless the Purchaser from and against any losses, liabilities, obligations, claims, contingencies, damages, deficiencies, taxes, costs, or expenses, including, without limitation, interest, penalties, court costs, attorney’s fees, costs of investigation and amounts paid in settlements that Purchaser may suffer or incur as a result of, based upon, arising out of, or otherwise related to:

(a) any material inaccuracy in, or any intentional, fraudulent or grossly negligent breach of, any representation or warranty made by Seller in this Agreement or any certificate or document delivered by Seller pursuant to this Agreement, or any misrepresentation made hereunder;

(b) any intentional, fraudulent or grossly negligent breach or non-performance by Seller of any obligation or covenant to be performed by Seller that is contained in this Agreement or any agreement, certificate or other document delivered pursuant hereto; and

(c) any events, occurrences, or omissions which pre-date the Closing, whether known or unknown.

5.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller, its representatives, and their respective successors and assigns from and against all damages, whether or not involving a claim of a third party, suffered or incurred by Seller by reason of, or arising or resulting from:

(a) any material inaccuracy in, or any intentional, fraudulent or grossly negligent breach of, any representation or warranty made by Purchaser in this Agreement or any certificate or document delivered by Purchaser pursuant to this Agreement, or any misrepresentation made hereunder; and

(b) any intentional, fraudulent or grossly negligent breach or non-performance by Purchaser of any obligation or covenant to be performed by Seller that is contained in this Agreement or any agreement, certificate or other document delivered pursuant hereto.

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5.3 Maximum Amount. Except for claims based on fraud, (i) the aggregate liability of the damages hereunder shall not exceed $350,000 and (ii) the aggregate liability of the Seller for all damages under this Agreement shall not exceed the Purchase Price.

ARTICLE 6

MISCELLANEOUS

6.1 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party hereto shall survive for a period of eighteen (18) months following the Closing.

6.2 Notices. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective when delivered, if by personal delivery, upon receipt, if sent by facsimile, which facsimile has been telephonically confirmed, between the hours of 9:00 a.m. and 5:00 p.m. local time of the recipient, on a business day, upon delivery, or if not, at 9:00 a.m., local time on the next business day, or upon first attempted delivery after mailing by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Seller:	Creek Road Miners, Inc.
2700 Homestead Road
Park City, UT 84098
Attn: Scott D. Kaufman
E-mail: skaufman@creekroadminers.com

with a copy to:	Creek Road Miners, Inc.
2700 Homestead Road
Park City, UT 84098
Attn: Legal
E-mail: ssheikh@creekroadminers.com

If to Purchaser:	JCE Investments, LLC
4216 Two Rivers Ln.
Franklin, TN 37069
Attn: Jeffrey Welk, Managing Member
Email: Jeffrey@JFranklinWG.com.

With a copy to:	E. Evan Cope, PLLC
119 East Main Street
Murfreesboro, TN 37130
Attn: Evan Cope
Email: ecope@evancope.com

6.3 Entire Agreement. This Agreement and the other documents referenced herein, supersede all prior discussions and agreements between the parties with respect to the subject matter hereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

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6.4 Expenses. Unless otherwise agreed in writing by the parties hereto, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

6.6 MANDATORY FORUM SELECTION. THE SELLER AND PURCHASER IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH DELAWARE LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE SELLER OR PURCHASER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

6.7 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of all parties hereto.

7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A copy, facsimile or electronic signature shall be binding and enforceable as an original signature of a party.

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(Signature Page Follows)

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IN WITNESS WHEREOF, this Membership Interest Purchase Agreement has been duly executed and delivered by each party hereto as of the date first above written.

SELLER

CREEK ROAD MINERS, INC.,
a Delaware corporation

By:	/s/ Scott D. Kaufman
Scott D. Kaufman, CEO

PURCHASER

JCE INVESTMENTS, LLC,
a Tennessee limited liability company

By:	/s/ Jeffrey Welk
Jeffrey Welk, Managing Member

(Signature Page to Membership Interest Purchase Agreement)

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